UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2017

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418

SAN CLEMENTE, CA 92672

(Address of principal executive offices) (zip code)

(424) 239-6230

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

(1)	On June 8, 2017, the Company uploaded photos of its greenhouse and grow operations onto its website. The photos can be found: https://www.sunsetislandgroup.com/pictures. The Company expects to begin harvesting the first crop at the end of July 2017. The yield is expected to be between 100-200 pounds for the initial harvest and the company expects to harvest between 1,000 to 1,500 pounds over the next 12 months.

(2)	On April 26, 2017, the Company filed a Pre14C to conduct a forward split of the Company’s common stock. The Pre14C was amended on May 11, 2017 and June 2, 2017. On June 8, 2017, the Company received the estimated cost of the forward split from its transfer agent. The expected costs was between $10,000 and $15,000 which was significantly higher than the expected $1,000-$2,000. As such, the Company is withdrawing and cancelling the forward split at this time. We will readdress the forward split after the initial harvest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunset Island Group

Dated: June 9, 2017	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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